[DESCRIPTION]               Exhibit FS-3 to Form U-1
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                                                                               Exhibit FS-3
                                                                               Financial Statements
                                                                               Page 1 of 1

                                  THE CINCINNATI GAS & ELECTRIC COMPANY

                 UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF CHANGES IN RETAINED EARNINGS

                              TWELVE MONTHS ENDED JUNE 30, 1995

                                                                 Pro Forma
                                                    Actual      Adjustments   Pro Forma
                                                 ------------   ----------   ----------
                                                         (dollars in thousands)

         Balance, July 1, 1994                   $    483,564                $   483,564

           Net income                                 160,300   $      843       161,143

           Dividends on preferred stock               (21,449)                   (21,449)

           Dividends on common stock                 (190,521)                  (190,521)

           Other                                       (4,271)                    (4,271)

                                                 ------------   ----------   -----------
         Balance, June 30, 1995                  $    427,623   $      843   $   428,466
                                                 ============   ==========   ===========










































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                 The Pro Forma Adjustments are shown on Exhibit FS-4 of this filing.
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